SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF EARLIEST REPORTED EVENT - December 17, 2002

                               SEALIFE CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                  #0-13895            IRS#34-1444240
           --------                 -----------          --------------
(State or other jurisdiction of     (Commission           (IRS Employer
incorporation or organization)      File Number)       Identification Number)

                              5601 W. Slauson Ave
                                   Suite 283
                          Culver City California 90210
             (Address of Registrant's principal executive offices)

                                 (310) 338-9575
              (Registrant's telephone number, including area code)

                                 (310) 338 9762
              (Registrant's facsimile number, including area code)

                             18482 Park Villa Place
                          Villa Park California 92861
         (Former name or former address, if changed since last report)
===========================================================================

ITEM 5. Other Events

A.  Resignation of Director

On Thursday July, John W. Vilagi voluntarily resigned as Chief Financial Officer, and as a Director of the Company, and concurrently voluntarily resigned as an officer and director of the Company's subsidiaries. There was no disagreement at the time between Mr. Vilagi and the Company on any matter relating to the Company's operations, policies or practices.

As a result, there is currently one vacancy on the Company's Board of Directors, and a new Chief Financial Officer has yet to be appointed.

B.  Cancellation of Disputed Convertible Preferred Stock

At the time of the acquisition of SeaLife Corp. a Nevada corporation, wherein the control of the Registrant was shifted to the former shareholders of SeaLife Corp, (hereinafter "SeaLife Nevada") including Robert A. McCaslin, it was represented by the firm management that no shares of Preferred Stock of the Company were issued and outstanding.

In the middle of July, 2003, the new management team for the Company, led by Robert A. McCaslin, was advised that two individuals, Andrew Yurcho and Harrison Beal, representing themselves and a group of affiliated Companies, contended that they owned 2,000,000 shares of outstanding Convertible Preferred Stock of the Company which had been duly and validly issued to them, and further that said 2,000,000 shares of Convertible Preferred Stock were convertible at their option, on a 10 for 1 basis, into 20,000,000 Common Shares of the Company. Conversion of such a large number of preferred shares into common shares would have resulted in transfer of more then a 76% ownership interest in the Company to Messrs Yurcho and Beal and their affiliates.

The original shareholders of SeaLife Nevada, the "acquired" operating Company, immediately disputed the validity of the 2,000,000 Convertible Preferred Shares purported to be held by Messrs Yurcho et al, and threatened to rescind their sale of SeaLife Nevada to the Company, based upon failure of consideration.

After extensive settlement discussions, the Company, Messrs Yurcho, et al, and the original Shareholders of SeaLife Nevada, entered into a settlement Agreement, effective June 24, 2003, which provided among other provisions, for the following:

1. 1,840,000 shares of the disputed Convertible Preferred Stock was returned by Yurcho, et al, to the Company's treasury and was cancelled.

2. The remaining 160,000 shares of disputed convertible Preferred Stock was concurrently converted into 1,600,000 shares of new Common stock of the Company, and the original SeaLife Nevada shareholders agreed not to dismiss the validity of these shares.

3. Out of the 1,600,000 shares of new common stock resulting from the Conversion of the Convertible Preferred, 300,000 shares were transferred to the original Shareholders of SeaLife Nevada, pro rata based upon their ownership of shares of SeaLife Nevada immediately prior to its acquisition by the Company.

4. The Original shareholders of SeaLife Nevada concurrently executed a release, releasing the Yurcho, et al group from claims the Original shareholders of SeaLife Nevada might have had against the Yurcho et al group and against the Company.

5. The remaining 1,300,000 shares of new common stock resulting from the conversion of the Convertible Preferred Stock were retained by the Yurcho et al group. 600,000 of these new common shares were restricted pursuant to a contractual lockup agreement, permitting release of shares under the Lockup Agreement, in an amount equal to 1% of the Company's outstanding Common Stock, every 90 days.




ITEM 7.  Financial Statements and Exhibits.

        Exhibits:

1.      Agreement And Release of Claims Exchange Agreement


Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on it behalf by the undersigned thereunto duly authorized.

September 12, 2003                              SeaLife Corporation
                                                /s/ Robert A McCaslin
                                                -------------------------
                                                Robert A McCaslin